UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2010

LANTHEUS MEDICAL IMAGING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-	51-0396366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road, North Billerica, MA 01862

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Extension to UPPI Agreement

On December 30, 2010, the registrant, Lantheus Medical Imaging, Inc. (the “Company”), entered into an extension (the “Extension”), effective as of January 1, 2011, to the Agreement Concerning Cardiolite® and Technelite® Generator Supply, Pricing and Rebates, dated as of February 1, 2008 (as amended, the “UPPI Agreement”), between the Company and United Pharmacy Partners, Inc.

The Extension extended the term of the UPPI Agreement from December 31, 2010 to March 31, 2011 and reduces the minimum amount of notice required for the Company to terminate the UPPI Agreement from 90 days to two days.

Amendment No. 1 to Nordion Agreement

On December 31, 2010, the Company entered into Amendment No. 1 (the “Amendment”), effective as of December 1, 2010, to the Molybdenum-99 Purchase & Supply Agreement, dated as of April 1, 2010 (the “Nordion Agreement”), between the Company and Nordion (Canada) Inc. (formerly MDS (Canada) Inc.).

The Amendment extends the contract term of the Nordion Agreement from July 31, 2011 to December 31, 2013 and modifies the Company’s minimum purchase requirements and the supply fees.

Item 8.01                                             Other Events.

The Company issued a press release announcing the Amendment on January 5, 2011. A copy of the press release is attached hereto and incorporated by reference herein as Exhibit 99.1.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits
99.1	Press Release dated January 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS MEDICAL IMAGING, INC.

	By:	/s/ Michael P. Duffy
	Name:	Michael P. Duffy
	Title:	Vice President and General Counsel

Date: January 6, 2011

EXHIBIT LIST

Exhibit Number	Description of Exhibits
99.1	Press Release dated January 5, 2011